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                                                                      EXHIBIT 11

                               CIGNA CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                          --------------------------------------
                                                             1996          1995          1994
                                                          ----------    ----------    ----------
PRIMARY EARNINGS PER SHARE
Net income available to common shares..................   $    1,056    $      211    $      554
                                                          ==========    ==========    ==========
Common shares..........................................   75,813,765    73,405,432    72,218,299
Common share equivalents applicable to stock options...      434,312       313,492        98,548
                                                          ----------    ----------    ----------
  Total................................................   76,248,077    73,718,924    72,316,847
                                                          ==========    ==========    ==========
PRIMARY................................................   $    13.85    $     2.86    $     7.66
                                                          ==========    ==========    ==========
FULLY DILUTED EARNINGS PER SHARE
Net income.............................................   $    1,056    $      211    $      554
Adjusted for:
  Interest expense (net of tax) on convertible
     subordinated debentures...........................           --            --            13
                                                          ----------    ----------    ----------
Net income available to common shares..................   $    1,056    $      211    $      567
                                                          ==========    ==========    ==========
Common shares..........................................   75,813,765    73,405,432    72,218,299
Common share equivalents applicable to stock options...      463,855       380,956       115,185
Assumed conversion of convertible subordinated
  debentures...........................................           --            --     3,625,956
                                                          ----------    ----------    ----------
  Total................................................   76,277,620    73,786,388    75,959,440
                                                          ==========    ==========    ==========
FULLY DILUTED..........................................   $    13.84    $     2.86    $     7.47
                                                          ==========    ==========    ==========
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